SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ALTIRIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTIRIS, INC.

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

Tuesday, May 6, 2003

2:00 p.m.

TO STOCKHOLDERS OF ALTIRIS, INC.:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Altiris, Inc. (the “Company”). The Annual Meeting will be held at our corporate headquarters located at 588 West 400 South, Lindon, Utah 84042, at 2:00 p.m. on Tuesday, May 6, 2003, for the following purposes:

1.	To elect two Class I directors to serve for a three-year term that expires at the 2006 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders who owned shares of our common stock at the close of business on Friday, March 21, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available and open to the examination of any stockholder for any purpose germane to the Annual Meeting during normal business hours at our corporate headquarters located at 588 West 400 South, Lindon, Utah.

By order of the Board of Directors,

Gregory S. Butterfield Chief Executive Officer

Lindon, Utah

April 2, 2003

YOUR VOTE IS IMPORTANT!

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

APPENDICES:

Appendix A        Charter for the Audit Committee of the Board of Directors

Appendix B        Charter for the Compensation Committee of the Board of Directors

i

ALTIRIS, INC.

PROXY STATEMENT FOR THE

2003 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of Altiris, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2003 Annual Meeting of Stockholders to be held at our executive offices located at 588 West 400 South, Lindon, Utah at 2:00 p.m. on Tuesday, May 6, 2003 or any adjournment thereof.

This Proxy Statement contains important information regarding our 2003 Annual Meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

We use several abbreviations in this Proxy Statement. We may refer to our company as “Altiris” or the “Company.” The term “proxy materials” includes this Proxy Statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2002. The term “2003 Annual Meeting” means our 2003 Annual Meeting of Stockholders.

We are sending these proxy materials on or about April 2, 2003 to all of our stockholders of record on Friday, March 21, 2003 (the “Record Date”). Only stockholders who owned Common Stock, par value $0.0001 per share, of Altiris (“Common Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the 2003 Annual Meeting or any adjournment thereof. On the Record Date, we had 20,482,865 shares of our Common Stock issued and outstanding, which does not include 258,064 shares of our Class B non-voting common stock.

QUESTIONS AND ANSWERS CONCERNING SOLICITATION AND VOTING

When and where is the 2003 Annual Meeting?	The 2003 Annual Meeting of Stockholders of Altiris, Inc. will be held at our executive offices located at 588 West 400 South, Lindon, Utah at 2:00 p.m. on Tuesday, May 6, 2003.

You are receiving these proxy materials from us because you owned shares of Altiris Common Stock on the Record Date. This Proxy Statement describes issues on which we would like you, as a stockholder of record, to vote. It also gives you information on these issues so that you can make an informed decision. The proxy card is used for voting.

What is the effect of signing and returning my proxy card?

When you sign and return the proxy card, you appoint Stephen C. Erickson (our Chief Financial Officer) and Craig H. Christensen (our Secretary) as your representatives, or proxies, at the 2003 Annual Meeting. Messrs. Erickson and Christensen will vote your shares at the 2003 Annual Meeting as you have instructed them on the proxy card.

In this way, your shares will be voted whether or not you attend the 2003 Annual Meeting. Even if you plan to attend the 2003 Annual Meeting, it is a good idea to complete, sign and return your proxy card, just in case your plans change. You can always vote in person at the 2003 Annual Meeting, even if you have already sent in your proxy card. If an issue comes up for a vote at the meeting that is not described in this Proxy Statement, Messrs. Erickson and Christensen will vote your shares, under your proxy, in their discretion.

If you do not indicate on the proxy card how you want your votes cast, the proxy holders (as your representatives) will vote your shares FOR Gregory S. Butterfield and Gary B. Filler to serve as Class I directors on our Board of Directors and FOR ratification of the appointment of KPMG LLP as our independent accountants for the current fiscal year.

What am I voting on?

You are being asked to vote on (i) the election of two nominees to serve as Class I directors on our Board of Directors and (ii) the ratification and appointment of our independent accountants for the fiscal year ending on December 31, 2003. These proposals are described more fully below in these proxy materials. As of the date of this Proxy Statement, the only business that our Board of Directors intends to present or knows of that others will present at the 2003 Annual Meeting is as set forth in this Proxy Statement. If any other matter or matters are properly brought before the 2003 Annual Meeting, it is the intention of the persons holding proxies to vote the shares they represent in accordance with their best judgment.

The vote required and method of calculation for the proposals to be considered at the 2003 Annual Meeting are as follows:

Proposal One—Election of Directors.    The two nominees receiving the highest number of votes, in person or by proxy, will be elected to serve as Class I directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees.

Proposal Two—Ratification of KPMG LLP as Independent Accountants.    The ratification of KPMG LLP as our independent accountants will require the affirmative vote of a majority of the shares present at the 2003 Annual Meeting, in person or by proxy. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal.

How do I vote?

As a stockholder of record, you have the right to vote on certain business matters affecting Altiris. Each share of Altiris Common Stock you own entitles you to one vote on the proposals presented in these proxy materials. As described below, you can vote by returning the enclosed proxy card in the envelope provided, as instructed on the proxy card, or by attending the 2003 Annual Meeting. Please see detailed instructions on the proxy card.

1.	Mail in your completed, signed and dated proxy card. If you return a signed proxy card (according to the enclosed instructions), you are enabling our Chief Financial Officer and our Secretary, who are named on the proxy card as “proxy holders,” to vote your shares at the 2003 Annual Meeting in the manner you indicate on the proxy card.

If you return a signed proxy card but you do not provide voting instructions on the card, your shares will be voted FOR Gregory S. Butterfield and Gary B. Filler to serve as Class I directors on our Board of Directors and FOR ratification of the appointment of KPMG LLP as our independent accountants for the current fiscal year.

OR

2.	Vote in person by attending the 2003 Annual Meeting. If you attend the 2003 Annual Meeting and wish to vote in person, we will provide you with a ballot at the 2003 Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the 2003 Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote in person at the 2003 Annual Meeting, you must bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

For shares of Common Stock that are registered in the name of the stockholder directly with EquiServe Trust Company, N.A., you may vote in person or by returning the enclosed proxy card.

For shares of Common Stock that are beneficially owned by a stockholder and held in “street name” through a brokerage (if such stockholder’s shares are registered in the name of a brokerage), your broker has the discretion to vote such shares on “routine matters” (such as election of directors), as more specifically described below. Alternatively, your broker may provide the opportunity for you to vote your shares by way of the proxy card or electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in an investor communications online program, which provides eligible stockholders who receive a paper copy of our proxy materials the opportunity to vote by way of the Internet or by telephone. If your bank or brokerage firm is participating in an online program, you should refer to the enclosed voter instruction form. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

Any stockholders eligible to vote via the Internet through an online program should understand that there may be costs associated with Internet access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stock brokers. Please vote each account by signing and returning all proxy cards (or by telephone or via the Internet if you are eligible under an online program described above) to ensure that all your shares are voted.

What if I change my vote (i.e., what if I wish to revoke my proxy)?	You may revoke your proxy (i.e., cancel it) and change your vote at any time prior to the voting at the 2003 Annual Meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date (only your latest vote will be counted);

•	vote on a later date by telephone or by using the Internet if you are eligible to vote through an investor communications online program (only your latest telephone or Internet vote will be counted);

•	provide written notice of the revocation to our Secretary, prior to the time we take the vote at the 2003 Annual Meeting; or

•	attend the 2003 Annual Meeting and vote in person.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name, your brokerage firm may either vote your shares on “routine matters” (such as election of directors) or leave your shares unvoted. Your brokerage firm may not vote on “non-routine matters” such as a proposal submitted by a stockholder. We encourage you to provide instructions to your brokerage firm by completing the proxy that they send to you. This enables your shares to be voted at the 2003 Annual Meeting as you direct.

Record Date	Our Board of Directors has set Friday, March 21, 2003, as the Record Date.

How many shares can be voted at the 2003 Annual Meeting?

As of the Record Date, 20,482,865 shares of Altiris Common Stock were outstanding, which does not include 258,064 shares of Altiris Class B non-voting common stock. Each outstanding share of Altiris Common Stock entitles the holder to one vote on all matters covered in these proxy materials. Accordingly, there are a maximum of 20,482,865 votes that may be cast at the 2003 Annual Meeting.

What is a quorum?

A quorum is the number of shares that must be present, in person or by proxy, in order to hold the 2003 Annual Meeting and to conduct business. The required quorum for the 2003 Annual Meeting is a majority of the shares entitled to vote outstanding on the Record Date. Your shares will be counted as being present at the 2003 Annual Meeting if you appear in person at the meeting or if you submit a properly executed proxy card. All completed and signed proxy cards, whether representing a vote “FOR,” “AGAINST,” “WITHHELD” or “ABSTAINED” or a broker non-vote, will be counted toward the quorum requirement.

What is the required vote for each proposal to pass?

The votes cast on a particular proposal include votes “FOR,” “AGAINST,” “WITHHELD” and “ABSTAINED,” but do not include broker non-votes (discussed below). The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote. For the other proposal set forth in these proxy materials, the required vote is the affirmative (i.e., “FOR”) vote of a majority of the votes cast at the 2003 Annual Meeting.

What is a “broker non-vote”?

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on “routine matters” (such as election of directors), but not on “non-routine” matters (such as stockholder proposals). Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted for the purpose of determining the number of votes cast “FOR” or “AGAINST” a particular proposal on which the broker has expressly not voted. Your broker will have discretionary authority to vote your shares on each of the proposals that are routine matters.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the 2003 Annual Meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

Who is soliciting my vote?

We, on behalf of our Board of Directors, are soliciting your vote. In addition to this solicitation by mail, proxies may be solicited by members of our Board of Directors, our officers and other employees by telephone, Internet or facsimile, in person or otherwise. Such person will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward the proxy materials to the beneficial owners.

Costs of Proxy Solicitation

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of the proxy materials. We estimate that our total expenditures in furtherance of, or in connection with, this proxy solicitation will be $17,500. We expect a representative of EquiServe Trust Company, N.A., our Transfer Agent, to tabulate the proxies and act as inspector of election at the 2003 Annual Meeting.

Deadline for Receipt of Stockholder Proposals

As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. In order to be considered for inclusion in the proxy materials for the 2004 Annual Meeting of Stockholders, stockholder proposals must be received by our Secretary no later than December 4, 2003, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

In addition, our Bylaws establish an advance notice procedure with regard to business brought before an annual meeting of stockholders, including stockholder proposals not included in our proxy statement for any such meeting. For nominations or other business to be properly brought before the 2004 Annual Meeting by a stockholder, such stockholder must provide written notice delivered to our Secretary 60 days prior to the anniversary of the mailing of these proxy materials (i.e., April 2, 2003), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, for notice by the stockholder to be timely it must be received a reasonable time before we begin to print and mail its proxy materials.

The attached Proxy grants the proxy holders discretionary authority to vote on any matter raised at the 2003 Annual Meeting. If such a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority should the stockholder proposal come before the 2003 Annual Meeting.

A copy of the full text of the Bylaw provisions governing the notice requirements described above may be obtained, without charge, by writing to our Secretary. All notices of proposals and nominations by stockholders should be sent to Altiris, Inc., 588 West 400 South, Lindon, Utah 84042, Attention: Corporate Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the Record Date, 20,482,865 shares of our Common Stock were issued and outstanding, which does not include 258,064 shares of Class B non-voting common stock. The following table provides information relating to the beneficial ownership of our Common Stock as of the Record Date, by:

•	each stockholder known by us to own beneficially more than 5% of our Common Stock;

•	each of our executive officers named in the summary compensation table on page 16 (our Chief Executive Officer and our four other most highly compensated executive officers);

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act, beneficial ownership includes any shares over which the individual has voting power or investment power and any shares that the individual has the right to acquire within 60 days of the Record Date through the exercise of any stock options.

The number and percentage of shares beneficially owned is computed on the basis of 20,482,865 shares of our Common Stock outstanding as of the Record Date. Shares of our Common Stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The address for those individuals for which an address is not otherwise provided is c/o Altiris, Inc., 588 West 400 South, Lindon, Utah 84042.

Beneficial Owner (Name and Address)	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock Outstanding
5% Stockholders
Entities affiliated with Technology Crossover Ventures(2)
528 Ramona Street
Palo Alto, California 94301	5,598,167	27.33%
The Canopy Group, Inc.(3)
333 South 520 West, Suite 300
Lindon, Utah 84042	5,547,092	27.08%

Directors and Named Executive Officers
Gregory S. Butterfield(4)	269,833	1.30%
Stephen C. Erickson(5)	20,333	*
Dwain A. Kinghorn(6)	650,462	3.17%
Jan E. Newman(7)	232,125	1.13%
Michael R. Samuelian(8)	104,322	*
Gary B. Filler(9)	25,000	*
Jay C. Hoag(10)	5,623,167	27.42%
Michael J. Levinthal(11)	115,000	*
V. Eric Roach(12)	158,333	*
Ralph J. Yarro, III(13)	5,572,092	27.17%
Darcy G. Mott(14)	5,572,092	27.17%
All current directors and executive officers as a group (11 persons)	12,795,667	60.94%

*	less than 1%

(1)	This table is based upon information supplied by our executive officers, directors and principal stockholders and schedules 13D and 13G filed with the Securities and Exchange Commission.
(2)	Consists of 5,396,923 shares held by TCV IV, L.P. and 201,244 shares held by TCV IV Strategic Partners, L.P., which are collectively referred to as the TCV Funds. Jay C. Hoag and Richard H. Kimball are the Managing Members of Technology Crossover Management IV, L.L.C., which is the General Partner of each of the TCV Funds. Mr. Hoag and Mr. Kimball each disclaim beneficial ownership of these shares, except as to his respective pecuniary interest therein.
(3)	The Noorda Family Trust, or NFT, owns a majority of the capital stock of The Canopy Group, Inc., or Canopy. Raymond J. and Lewena Noorda serve as the only trustees of the NFT. Mr. Noorda is also an executive officer of Canopy. Mr. Yarro is the President and Chief Executive Officer of Canopy and holds a significant amount of Canopy’s voting stock. Mr. Yarro disclaims beneficial ownership of these shares, except as to his pecuniary interest therein. Mr. Mott is the Chief Financial Officer of Canopy. Mr. Mott disclaims beneficial ownership of these shares, except as to his pecuniary interest therein. NFT disclaims beneficial ownership of these shares except as to its pecuniary interest therein.
(4)	Mr. Butterfield’s shares include 231,083 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Butterfield.
(5)	Mr. Erickson’s shares include 19,583 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Erickson.
(6)	Mr. Kinghorn’s shares include 50,000 shares held by Computing Edge Corporation, or CEC, 560,138 shares held by Computing Edge Limited, or CEL, and 35,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Kinghorn. Mr. Kinghorn is the Chief Executive Officer and holds all of the outstanding capital stock of CEC and he is a director of CEL. Mr. Kinghorn disclaims beneficial ownership as to CEL’s shares, except as to his pecuniary interest therein.
(7)	Mr. Newman’s shares include 227,000 shares held by the Newman Family Trust dtd 8/5/94, or the Newman Trust and 4,375 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Newman. Mr. Newman serves as a trustee of the Newman Trust and disclaims beneficial ownership of the shares held by the Newman Trust except as to his pecuniary interest therein.
(8)	Mr. Samuelian’s shares include 8,000 shares held by Mr. Samuelian and Luann Samuelian as joint tenants, 20,000 shares held by the Samuelian 2002 Grantor Retained Annuity Trust, or the Samuelian Trust, and 75,572 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Samuelian. Mr. Samuelian disclaims beneficial ownership of the shares held by the Samuelian Trust except as to his pecuniary interest therein.
(9)	Mr. Filler’s shares include 25,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Filler.
(10)	Mr. Hoag’s shares include 5,396,923 shares held by TCV IV, L.P., 201,244 shares held by TCV IV Strategic Partners, L.P., and 25,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Hoag. Mr. Hoag is a Managing Member of Technology Crossover Management IV, L.L.C., which is the General Partner of each of the TCV Funds. Mr. Hoag disclaims beneficial ownership of the shares held by TCV IV, L.P. and TCV IV Strategic Partners, L.P., except as to his pecuniary interest therein.
(11)	Mr. Levinthal’s shares include 90,000 shares held by a retirement trust for the benefit of Mr. Levinthal and 25,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Levinthal.
(12)	Mr. Roach’s shares include 133,333 shares held by The Roach Family Trust, for which he serves as trustee, and 25,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Roach.
(13)	Mr. Yarro’s shares include 5,547,092 shares held by Canopy and 25,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Yarro. Mr. Yarro disclaims beneficial ownership of the shares held by Canopy, except as to his pecuniary interest therein.
(14)	Mr. Mott’s shares include 5,547,092 shares held by Canopy and 25,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Mott. Mr. Mott disclaims beneficial ownership of the shares held by Canopy, except as to his pecuniary interest therein.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of seven members. Our Amended and Restated Certificate of Incorporation provides that the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. We have two Class I directors, Gregory S. Butterfield and Gary B. Filler, whose terms currently expire as of the date of the 2003 Annual Meeting. We have two Class II directors, Michael J. Levinthal and Darcy G. Mott, and three Class III directors, Jay C. Hoag, V. Eric Roach and Ralph J. Yarro. Our Class II and Class III directors will serve until our annual meetings of stockholders to be held in 2004 and 2005, respectively, and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors will be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible.

Nominees

Two Class I directors are to be elected at the 2003 Annual Meeting for a three-year term ending in 2006. Our Board of Directors has nominated Gregory S. Butterfield and Gary B. Filler for re-election as Class I directors. If elected, Messrs. Butterfield and Filler will hold office as Class I directors until our annual meeting of stockholders held in 2006, and until their successors are elected and qualified or until their earlier death, resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of Messrs. Butterfield and Filler as Class I directors. In the event Messrs. Butterfield or Filler are unable or decline to serve as a director at the time of the 2003 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware that either nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Messrs. Butterfield and Filler.

Vote Required and Recommendation of the Board of Directors

If a quorum is present and voting at the 2003 Annual Meeting, the two nominees receiving the highest number of “FOR” votes will be elected to serve as Class I directors. Votes withheld from any director nominee will be counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law. Our Board of Directors has unanimously nominated Gregory S. Butterfield and Gary B. Filler as its nominees and recommends that stockholders vote “FOR” the election of these nominees.

Information Concerning the Nominees and Incumbent Directors

The following table sets forth the name and age of each nominee and each director of Altiris whose term of office continues after the 2003 Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a director of Altiris. Each nominee is currently serving as a director of Altiris. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth above under “Security Ownership of Certain Beneficial Owners and Management.” There are no family relationships between any director or executive officer.

Nominees for Election as Class I Directors Serving for a Term Expiring in 2006

Name	Principal Occupation during Past Five Years	Age	Director Since
Gregory S. Butterfield

Mr. Butterfield has served as our President and Chief Executive Officer since February 2000 and as a director since May 2000. Prior to joining Altiris, Mr. Butterfield served as Vice President, Sales for Legato Systems, Inc., a backup software company, from July 1999 to February 2000. From June 1996 to July 1999, Mr. Butterfield served as Executive Vice President of Worldwide Sales for Vinca, a fault tolerance and high availability company. From June 1994 to June 1996, Mr. Butterfield was the Regional Director of the Rocky Mountain Region for Novell, Inc., a provider of Internet business solutions. From January 1992 to June 1994, Mr. Butterfield was Vice President of North American Sales for WordPerfect Corporation, a software company. Mr. Butterfield holds a B.S. degree in Finance from Brigham Young University.

		43	2000

Gary B. Filler

Mr. Filler has served as a director of Altiris since February 2002. Mr. Filler served as the Chief Executive Officer and Chairman of the Board of Net Vision, Inc., a software company, from November 2001 to December 2002. Mr. Filler has served as a board member of Sento Corporation, a software company, since September 1998 and continues to serve as Chairman of the board of directors. In addition, Mr. Filler served as Acting Chief Financial Officer and Executive Vice President of Sento Corporation from July 1999 to July 2001. From September 1996 September 1998, Mr. Filler was a business consultant and private investor. Mr. Filler served as Senior Vice President and Chief Financial Officer for Diamond Multimedia Systems, Inc., a manufacturer of graphics boards and modems, from January 1995 to September 1996. From February 1994 until June 1994, he served as Executive Vice President and Chief Financial Officer of ASK Group, Inc., a computer systems company. Mr. Filler was Chairman of the board of Seagate Technology, Inc., a manufacturer and distributor of data storage, retrieval and management products, from September 1991 until October 1992, and was Vice Chairman of the board of Seagate from October 1990 until September 1991. Mr. Filler served as Co-Chairman of the board of Seagate and as director of Seagate Software, Inc., a subsidiary of Seagate from June 1998 until December 2000. Mr. Filler holds a B.S. in Accounting from the University of Utah.

		62	2002

Incumbent Class II Directors Serving for a Term Expiring in 2004

Name	Principal Occupation during Past Five Years	Age	Director Since
Michael J. Levinthal	Mr. Levinthal has served as a director of Altiris, Inc. since February 2002. Since January 1983, Mr. Levinthal has been a partner of Mayfield Funds, a venture capital firm. Prior to joining Mayfield, Mr. Levinthal was a Special Limited Partner at New Enterprise Associates, a venture capital firm, from June 1981 to	48	2002

December 1982. In addition, Mr. Levinthal has been a director of Concur Technologies, Inc., a software company, since April 1998 and was a director of WebMethods, Inc., a provider of integration software to enterprise customers, from September 1998 through December 2002. Mr. Levinthal holds an M.B.A., an M.S. in Industrial Engineering and a B.S. in Engineering from Stanford University.

Darcy G. Mott

Mr. Mott has served as a director of Altiris since May 2000. Mr. Mott has served as Vice President, Treasurer and Chief Financial Officer of Canopy, a management and resource company, since May 1999. Prior to joining Canopy, Mr. Mott served as Vice President and Treasurer of Novell, a provider of Internet business solutions, from December 1995 to September 1998 and prior to serving in that position, Mr. Mott served in various other financial management positions for Novell since September 1986. Mr. Mott worked for Arthur Andersen & Co., a global provider of professional services, from 1977 to 1986. Mr. Mott has served as a member of the board of directors of Caldera International, Inc., a company that provides Linux-based solutions, since March 2002; as a member of the board of directors of MTI Technology Corporation, a storage solutions company, since July 2002; and as a member of the board of directors of EBIZ Enterprises Incorporated, a provider of products and services for the business computer market, since July 2002. Mr. Mott also serves as a member of the board of directors of various privately held companies. Mr. Mott is a certified public accountant and holds a B.S. degree in Accounting from Brigham Young University.

		50	2000

Incumbent Class III Directors Serving for a Term Expiring in 2005

Name	Principal Occupation during Past Five Years	Age	Director Since
Jay C. Hoag	Mr. Hoag has served as a director of Altiris, Inc. since February 2002. Mr. Hoag has been the General Partner of Technology Crossover Ventures, a venture capital firm, since June 1995. From 1982 to 1994, Mr. Hoag served in a variety of capacities at Chancellor Capital Management, Inc., which was a venture capital/portfolio management company. Mr. Hoag also serves on the board of directors of eLoyalty Corporation, Expedia, Inc. and one privately held company. Mr. Hoag holds a B.A. in Economics and Political Science from Northwestern University and an M.B.A. from the University of Michigan.	44	2002

V. Eric Roach	Mr. Roach has served as a director of Altiris, Inc. since February 2002. Mr. Roach served as Chief Executive Officer and Chairman of the Board of eLance, a professional services marketplace, from May 2000 to October 2001, and he is currently a member of the board of directors of eLance. Prior to joining eLance, Mr. Roach served from September 1997 to January 2000 as Executive Vice President and Chief Marketing Officer for the Direct Business division of Morgan Stanley Dean Witter, an investment bank. Prior to joining Morgan Stanley Dean Witter,	40	2002

Mr. Roach founded Lombard Brokerage, a brokerage company, and served as its Chairman and Chief Executive Officer from May 1992 to September 1997.

Ralph J. Yarro, III

Mr. Yarro served as the Chairman of the board of directors of Altiris since our incorporation in August 1998. Mr. Yarro has served as a director and as the President and Chief Executive Officer of Canopy, a management and resource company, since February 1996. Mr. Yarro has served as the Chairman of the board of directors of Caldera International, Inc., a company that provides Linux-based solutions, since August 1998. Mr. Yarro has served as a director of MTI Technology Corporation, a storage solutions company, since March 2000. Prior to joining Canopy, Mr. Yarro served as a member of the original team of NFT Management, Inc., a portfolio management company advising the Noorda Family Trust, from March 1995 to February 1996. From August 1993 to March 1995, Mr. Yarro was a member of the Corsair Advance Technology Team at Novell, a provider of Internet business solutions. Mr. Yarro also serves as a member of the board of directors of various privately held companies. Mr. Yarro holds a B.A. degree in Political Science from Brigham Young University.

		38	1998

Board of Directors and Meetings Held During the Last Fiscal Year

Our Board of Directors consists of seven directors and maintains two standing committees: an Audit Committee and a Compensation Committee. We do not currently have a nominating committee or a committee performing the functions of a nominating committee. Our Board of Directors as a whole and the Compensation Committee together performed the functions of the compensation committee during the fiscal year ended December 31, 2002 (the “Last Fiscal Year”). Our Board of Directors held nine meetings during the Last Fiscal Year.

Audit Committee.    The Audit Committee of our Board of Directors consists of Messrs. Filler (Chairman), Levinthal and Roach. The Board of Directors has determined that all of the members of the Audit Committee are independent for purposes of the NASD’s rules for Nasdaq-listed companies. During the Last Fiscal Year, the Audit Committee held three meetings. The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and makes recommendations to our Board of Directors for the selection of independent accountants. In addition, the Audit Committee monitors the quality of our accounting principles and financial reporting, as well as the independence of and the non-audit services provided by our independent accountants. For additional information concerning the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”

Compensation Committee.    The Compensation Committee of our Board of Directors consists of Messrs. Roach (Chairman), Hoag and Mott. During the Last Fiscal Year, the Compensation Committee held one meeting. The Compensation Committee determines, approves and reports to the Board of Directors on all elements of compensation for our executive officers, including salaries, bonuses, stock options, benefits and other compensation arrangements. The Compensation Committee has the authority to make grants under and otherwise administer our equity compensation plans. For additional information concerning the Compensation Committee, see “EXECUTIVE COMPENSATION AND OTHER MATTERS—Compensation Committee Interlocks and Insider Participation” and “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

During the Last Fiscal Year, except for Mr. Roach, who was unable to attend one of the meetings held by the Audit Committee, each director attended at least 75% of the meetings of the Board of Directors held during the period he served as director and the total number of meetings held by the committees of the Board of Directors during the period that he served on any such committees of the Board of Directors.

The Board of Directors was active in corporate governance initiatives the Last Fiscal Year. The Audit Committee thoroughly revised its charter in light of the recent passage of the Sarbanes-Oxley Act of 2002 and corporate governance proposals of Nasdaq. This revised charter was approved by the Board of Directors. The charters of the Audit Committee and the Compensation Committee are attached to this proxy statement as Appendices A and B. These committee charters are also available for review on our Internet website, http://www.altiris.com.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Board of Directors has selected KPMG LLP, independent accountants, to audit our financial statements for the fiscal year ending December 31, 2003. KPMG LLP served as our independent auditors for the year ended December 31, 2002. We expect that a representative of KPMG LLP will be present at the 2003 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions from stockholders of record.

Audit Fees

Audit fees billed to Altiris by KPMG LLP totaled $291,000 for the audit of our consolidated annual financial statements for the Last Fiscal Year included in our Annual Report on Form 10-K and review of the financial statements included in our quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

We did not engage KPMG LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees

In compliance with Section 202 of the Sarbanes-Oxley Act of 2002, the Audit Committee has preapproved the continuing provision of certain non-audit services of KPMG LLP. Such services include tax and tax-related services. Additionally, the Audit Committee has delegated the authority to grant pre-approvals required by Section 202 of the Sarbanes-Oxley Act of 2002 to Gary B. Filler, who is the Chairman of the Audit Committee and an independent director.

Fees billed to us by KPMG LLP during the Last Fiscal Year for all other services totaled $525,000, which includes $135,000 for tax related services and $360,000 for audit related services in connection with our initial public offering. Before selecting KPMG LLP, the Audit Committee of our Board of Directors carefully considered KPMG LLP’s qualifications as independent accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters to be considered under the Rules of Auditor Independence of the Securities and Exchange Commission, including the nature and extent of non-audit services, to ensure that the accountants’ independence will not be impaired. The Audit Committee expressed its satisfaction with KPMG LLP in all of these respects. The Audit Committee has determined that the provision of services by KPMG LLP other than for audit related services is compatible with maintaining the independence of KPMG LLP as our independent accountants.

Changes in Registrant’s Certifying Accountant

The Audit Committee of our Board of Directors considers and recommends to our Board of Directors the selection of our independent public accountants. On April 5, 2002, our Board of Directors, in consultation with the Audit Committee, decided to terminate our relationship with Arthur Andersen LLP, or Andersen, as our independent public accountants, and authorized management, in consultation with our Audit Committee, to select another public accounting firm to replace Andersen. On April 6, 2002, we engaged KPMG LLP to serve as our independent public accountants for 2002, which engagement was ratified by our Board of Directors on April 23, 2002. In addition, KPMG LLP has audited our consolidated financial statements for the years ended December 31, 1999, 2000 and 2001.

Andersen’s reports on our consolidated financial statements for the two years prior to their termination did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two preceding years and interim period through the date of Andersen’s termination, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved, would have caused Andersen to make reference to the subject matter in connection with their report on our consolidated financial statements for such years.

We provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to the Registration Statement on Form S-1 (File No. 333-83352), which the Securities and Exchange Commission declared effective on May 22, 2002, is a copy of Andersen’s letter, dated May 2, 2002, stating its agreement with such statements.

During the two preceding years and interim period through the date of Andersen’s termination, we did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Vote Required and Board of Directors’ Recommendation

Stockholder ratification of the selection of KPMG LLP as our independent accountants is not required by our Bylaws or other applicable legal requirement. However, our Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares of our Common Stock present or represented and voting at the 2003 Annual Meeting will be required to approve this proposal. Our Board of Directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the ratification of the selection of KPMG LLP as independent accountants.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered to Altiris in all capacities during the years ended December 31, 2000, December 31, 2001 and December 31, 2002, by our Chief Executive Officer and our four other most highly compensated executive officers whose salary and bonus for 2002 exceeded $100,000. These executives are referred to as the “Named Executive Officers” elsewhere in this prospectus.

Summary Compensation Table

	Fiscal Year				Other Annual Compensation (1)		Long Term Compensation
			Annual Compensation				Securities Underlying	All Other Compensation (2)
Name and Principal Position			Salary	Bonus			Options
Gregory S. Butterfield President and Chief Executive Officer	2002 2001 2000	(3)	$204,080 201,030 163,298	— 10,000 —	$	— — —	50,000 — 500,000	$8,208 6,591 3,931

Stephen C. Erickson Vice President, Chief Financial Officer	2002 2001 2000	(4)	167,613 144,238 46,875	— 10,000 —		— — —	50,000 20,000 100,000	5,667 6,322 844

Dwain A. Kinghorn Vice President, Chief Strategy and Technology Officer	2002 2001 2000	(5)	189,825 171,092 41,250	— 10,000 —		— — —	15,000 32,500 35,000	5,782 4,973 1,031

Jan E. Newman Vice President, Business Development	2002 2001 2000	(6) (6)	189,517 — 70,402	— — —		— — —	15,000 — —	6,527 — 2,112

Michael R. Samuelian Vice President, Sales	2002 2001 2000	(7)	117,250 108,300 75,000	10,000 18,000 —		80,661 78,701 40,097	25,000 10,000 150,000	7,784 4,678 2,319

(1)	Comprises amounts paid to Named Executive Officers as commissions.
(2)	Dollar amounts represent: (i) our matching contribution to the 401(k) plan account of Mr. Butterfield in the amounts of $5,500 in 2002, $5,266 in 2001 and $3,931 in 2000; Mr. Erickson in the amounts of $4,902 in 2002, $4,627 in 2001 and $844 in 2000; Mr. Kinghorn in the amounts of $3,305 in 2002, $4,628 in 2001 and $1,031 in 2000; Mr. Newman in the amounts of $3,790 in 2002 and $2,112 in 2000; and Mr. Samuelian in the amounts of $4,217 in 2002, $3,243 in 2001 and $2,319 in 2000; (ii) travel expenses paid by us in 2002 for the spouses of each of Mr. Butterfield, Mr. Kinghorn, Mr. Newman and Mr. Samuelian; and (iii) life insurance premiums paid by us for Mr. Butterfield in the amounts of $576 in 2002 and $1,325 in 2001; Mr. Erickson in the amounts of $765 in 2002 and $1,695 in 2001; Mr. Kinghorn in the amounts of $345 in each of 2002 and 2001; Mr. Newman in the amount of $605 in 2001; and Mr. Samuelian in the amounts of $1,435 in each of 2002 and 2001.
(3)	Mr. Butterfield joined Altiris in February 2000 and amounts indicated comprise compensation of such Named Executive Officer in our 2000 fiscal year.
(4)	Mr. Erickson joined Altiris in August 2000 and amounts indicated comprise compensation of such Named Executive Officer in our 2000 fiscal year.
(5)	Mr. Kinghorn joined Altiris in October 2000 and amounts indicated comprise compensation of such Named Executive Officer in our 2000 fiscal year.
(6)	Mr. Newman left his employment with Altiris in April 2000, then later rejoined Altiris at the end of December 2001. Amounts indicated comprise compensation of such Named Executive Officer in our 2000 and 2002 fiscal years, respectively.
(7)	Mr. Samuelian joined Altiris in March 2000 and amounts indicated comprise compensation of such Named Executive Officer in our 2000 fiscal year.

Grants of Stock Options

The following table summarizes the stock options granted to each Named Executive Officer during the Last Fiscal Year, including the potential realizable value over the 10-year term of the options, which is based on assumed rates of stock appreciation of 5% and 10%, compounded annually and subtracting from that result the aggregate option exercise price. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future stock price of our Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of our Common Stock, overall market conditions and the option holder’s continued employment through the vesting period.

During the Last Fiscal Year, we granted options to purchase up to an aggregate of 814,140 shares to employees. All options were granted under our 2002 Stock Plan at exercise prices equal to the fair market value of our Common Stock on the date of grant. Options generally vest as to 25% of the shares underlying the option at the end of each one-year period over four years.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Terms
Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees(#)	Exercise Price Per Share	Expiration Date	5%($)	10%($)
Gregory S. Butterfield	50,000	6.14%	$7.50	2/22/12	$235,835	$597,653

Stephen C. Erickson	50,000	6.14%	7.50	2/22/12	235,835	597,653

Dwain A. Kinghorn	15,000	1.84%	7.50	2/22/12	70,751	179,296

Jan E. Newman	15,000	1.84%	7.50	2/22/12	70,751	179,296

Michael R. Samuelian	25,000	3.07%	7.50	2/22/12	117,918	298,827

Exercises of Stock Option

The following table provides certain information concerning stock option exercises during the Last Fiscal Year, and exercisable and unexercisable options held as of December 31, 2002, by the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at December 31, 2002(#)		Value of Unexercised In-the-Money Options at December 31, 2002(1)
	Shares Acquired on Exercise(#)	Value Realized($)
Name			Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
Gregory S. Butterfield	—	—	175,000	225,000	$2,777,250	$3,198,250

Stephen C. Erickson	50,000	$400,000	5,000	115,000	49,600	1,215,800

Dwain A. Kinghorn	—	—	25,625	56,875	314,200	616,700

Jan E. Newman	100,000	1,095,000	18,750	15,000	297,563	126,300

Michael R. Samuelian	24,200	326,493	38,280	92,500	592,629	1,237,100

(1)	Based on a fair market value of $15.92 per share as of December 31, 2002, the closing sales price per share of our Common Stock on that date as reported on the Nasdaq National Market.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information concerning our equity compensation plans as of December 31, 2002.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,417,343	$3.56	466,147
Equity compensation plans not approved by security holders	0	0	0

Total	3,417,343	$3.56	466,147

Employment Contracts and Change-in-Control Arrangements

In August 2000, we entered into a stock option agreement with Stephen C. Erickson, our Chief Financial Officer, under our 1998 Stock Option Plan, pursuant to which we granted to him an option to acquire up to 100,000 shares of our Common Stock at a per share exercise price of $3.00, which vests over a four-year period. In addition, the stock option agreement provides that in the event of a change in control of Altiris, 50% of the unvested options will become fully vested and exercisable upon the effective time of the change in control. Other than the stock option agreement with Mr. Erickson or as provided generally to all optionees under our 1998 Stock Option Plan and 2002 Stock Plan and participants under our 2002 Employee Stock Purchase Plan, we have no employment agreements or change-in-control arrangements with any Named Executive Officer.

Compensation of Directors

We grant each non-employee director a nonstatutory stock option under our 2002 Stock Plan to purchase 50,000 shares of common stock, which vests at a rate of 50% per year. We grant an additional option to each non-employee director to purchase 25,000 shares of Common Stock every two years after the initial grant, which vests at a rate of 50% per year. Each of these options will have an exercise price equal to the fair market value of our Common Stock on the date of grant and will have a 10-year term. In the event of a change in control, these options will become exercisable as to all of the vested shares under the options plus all shares that would have otherwise vested within one year had the directors continued to serve Altiris in that role. Our non-employee directors are paid a quarterly retainer of $1,500 and an additional $1,000 for attending all board meetings each quarter. In addition, committee chairpersons are paid a quarterly retainer of $1,000. We reimburse our non-employee directors for reasonable out-of-pocket expenses incurred by them in attending board and committee meetings. On February 22, 2002, we made an initial option grant to purchase 50,000 shares of Common Stock to each of our six non-employee directors under our 2002 Stock Plan.

Compensation Committee Interlocks and Insider Participation

During the Last Fiscal Year, Messrs. Roach (Chairman), Hoag and Mott served as members of the Compensation Committee of our Board of Directors, which is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees. Mr. Butterfield, our chief executive officer, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants. He is excluded, however, from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ending December 31, 2002, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

Certain Relationships and Related Party Transactions

The Canopy Group, Inc.    In May 2000, Canopy converted $9.0 million of debt and accrued interest into 2,000,000 shares of our preferred stock. We had a $5.0 million line of credit arrangement with Canopy under which we had borrowed $3.1 million as of December 31, 2001 that was repaid in full and cancelled in February 2002. Borrowings under the arrangement carried interest at the prime rate as published by The Wall Street Journal. In connection with the $5.0 million line of credit arrangement, we issued warrants to purchase 272,728 shares of common stock at $5.50 per share. This warrant was exercised in February 2002 for proceeds of $1.5 million. Canopy has also guaranteed $1.3 million of our capital lease obligations.

We participated in a 401(k) retirement plan, or 401(k) Plan, administered by Canopy, which covered all salaried and hourly employees who met certain requirements. We contributed $0.3 million in 2001 to the 401(k) Plan. In February 2002, we no longer qualified under ERISA guidelines to participate in the 401(k) Plan and have established a comparable 401(k) plan for our employees. In addition, we obtain our health insurance coverage through Canopy. During 2001 and 2002, respectively, we paid $93,000 and $0 to Canopy for insurance premium, which payment Canopy passed on to the insurance carriers.

We also lease office space, furniture and equipment from Canopy at our headquarters location in Lindon, Utah. We have a five-year lease that started January 1, 2002 and expires December 31, 2006 with monthly payments of $95,000. We believe the terms of these arrangements are at least as favorable as the terms we could obtain from unaffiliated third parties in similar arrangements based on our knowledge of market terms for leases of comparable facilities in our geographic area. Prior to this lease arrangement, we leased office facilities from Canopy on a month to month basis under which we paid $0.8 million in 2001.

CEW Utah.    In 2002, we paid approximately $20,000 to CEW Utah, or CEW, a Utah corporation and software reseller owned solely by Dwain Kinghorn, our Chief Technology Officer and a Named Executive Officer, for purchases of third party software. We believe the terms of this arrangement with CEW are at least as favorable as the terms we could obtain from unaffiliated third party resellers under similar circumstances. In addition, CEW was paid approximately $80,000 for sales of our software products to third party customers. The pricing and other terms offered to CEW to resell our products are no more favorable than the terms we offer to unaffiliated resellers under similar circumstances.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Audit Committee, which currently consists of Gary B. Filler (Chairman), Michael J. Levinthal and V. Eric Roach, evaluates audit performance, manages relations with our independent accountants and evaluates policies and procedures relating to internal accounting functions and controls. The Board of Directors has adopted a written charter for the Audit Committee, which details the responsibilities of the Audit Committee and is attached hereto as Appendix A. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities.

On July 30, 2002, the Sarbanes-Oxley Act was signed into law. On July 19, 2002 and October 18, 2002, the committee met with representatives of management, legal counsel and our independent accountants to further understand the provisions of the Sarbanes-Oxley Act. We also reviewed processes that already are in place as well as those that will be implemented to comply with the requirements of the Sarbanes-Oxley Act as they become effective.

The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent accountants. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002. This review included a discussion of the quality and the acceptability of our financial reporting and controls, including the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with our independent accountants, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of our financial reporting and such other matters required to be discussed with the Audit Committee under generally accepted auditing standards in the United States including Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Statement No. 1. The Audit Committee discussed with the independent accountants their independence from management and Altiris, including the matters in their written disclosures required by Independence Standards Board Statement No. 1.

The Audit Committee further discussed with our independent accountants the overall scope and plans for their audits. The Audit Committee meets periodically with the independent accountants, with and without management present, to discuss the results of the independent accountants’ examinations and evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Gary B. Filler, Chairman

Michael J. Levinthal

V. Eric Roach

REPORT OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Board of Directors on Compensation shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

During fiscal 2002, executive compensation matters were addressed by the Board of Directors as a whole. The Compensation Committee of the Board of Directors held its first meeting in October 2002 and has been delegated the authority and duty to review and make recommendations to the Board of Directors regarding compensation policies and forms of compensation to be provided to the executive officers and directors of the Company. The following is the report of the Compensation Committee of the Board of Directors with respect to executive compensation during fiscal 2002.

Compensation Philosophy

The Compensation Committee operates under a written charter adopted by the Board of Directors in February, 2002, which is attached hereto as Appendix B. The primary objectives of the executive compensation policies of the Compensation Committee include the following:

•	To attract, motivate, and retain a highly qualified executive management team;

•	To link executive compensation to their personal performance, Altiris’ financial performance and their contribution to that performance;

•	To compensate competitively with the practices of similarly situated technology companies; and

•	To create management incentives designed to enhance stockholder value.

Altiris competes in an aggressive and dynamic industry and, as a result, the Compensation Committee believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel and technical personnel are important factors to Altiris’ future success. The compensation philosophy of the Compensation Committee seeks to align the interests of stockholders and management by tying compensation to Altiris’ financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of stock options and in certain instances restricted stock granted to Altiris’ principal executive officers.

Cash Compensation

Base Salary.    The base salaries for the executive officers in 2002 were established based on personal performance and internal comparability considerations. Base salaries are reviewed on an annual basis and annual increases will be determined on an individual basis based on the foregoing considerations and a more specific review of the officer’s performance and contribution to various individual, departmental and corporate objectives.

Executive Bonus Plan.    For 2002, a cash bonus was awarded to an executive officer based on personal performance. Beginning in 2003, the executive officers may earn cash bonuses on the basis of Altiris’ financial performance, various marketing and other strategic considerations, and performance of personal objectives established between the executive officer and the chief executive officer (CEO) or, in the case of the CEO, between the CEO and the Compensation Committee.

Beginning in 2003, the salaries and cash bonuses of each of Altiris’ executive officers, other than the chief executive officer, will be determined by the Compensation Committee upon the recommendation of the CEO. The CEO’s base salary is determined by the Compensation Committee.

We note that competition for qualified management and technical personnel in Altiris’ industry is intense and we expect such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, the Compensation Committee believes that it will be necessary to provide executive salaries and cash bonuses that are at least competitive with compensation paid by other similarly situated software companies.

Equity-based Compensation

Altiris provides long term incentives through its 2002 stock plan. Prior to Altiris’ May 2002 initial public offering, Altiris provided long-term incentives through its 1998 stock option plan. Stock options are periodically granted under the 2002 stock plan to provide additional incentive to executives and other employees to maximize long-term total return to our stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of our common stock on the date the option is granted. In addition, employees must remain employed with us for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to remain employed by us.

All of the options granted to our executive officers in fiscal 2002 were approved by the full Board of Directors. With respect to the size of the options granted to Altiris’ executive officers, the Board of Directors has considered the executive’s position with Altiris, the executive’s individual performance, the number of options held, if any, and the extent to which those options are vested, and any other factors that the Board of Directors may deem relevant.

Compensation for the Chief Executive Officer

Gregory S. Butterfield has served as Altiris’ chief executive officer since February 2000. Mr. Butterfield’s annual salary for fiscal 2002 was $204,000. In the future, Mr. Butterfield may earn cash bonuses on the basis of Altiris’ financial performance, various marketing and other strategic considerations, and performance of personal objectives established between Mr. Butterfield and the Compensation Committee.

It is the opinion of the Compensation Committee that these executive compensation policies and plans provide for a reasonable and balanced remuneration program that focuses on the relationship of corporate performance to executive compensation and enables Altiris to find, motivate and retain the quality executives necessary for Altiris’ future success.

THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

V. Eric Roach, Chairman

Jay C. Hoag

Darcy G. Mott

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our Common Stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings

The following graph compares the total cumulative stockholder return on our Common Stock with the total cumulative return of the Nasdaq U.S. Index and Standard & Poor’s 500 Systems Software Index for the period beginning on May 23, 2002 (the date on which our Common Stock began trading on the Nasdaq National Market) and ending on December 31, 2002. The graph assumes that $100 was invested on May 23, 2002 in Altiris Common Stock, the Nasdaq U.S. Index and Standard & Poor’s 500 Systems Software Index, and that all dividends were reinvested.

Such returns are based on historical results and are not intended to suggest future performance.

MONTHLY RETURN PERCENTAGE

Months Ending

Company/Index	May 02	Jun. 02	Jul. 02	Aug. 02	Sep. 02	Oct. 02	Nov. 02	Dec. 02
ALTIRIS INC	-19.80	-35.26	18.45	61.63	0.10	29.95	0.46	22.56
NASDAQ U.S. INDEX	-4.92	-9.06	-9.13	-1.06	-10.76	13.66	11.15	-9.70
S&P 500 SYSTEMS SOFTWARE	-8.08	7.12	-10.77	1.12	-11.92	23.54	10.23	-10.75

INDEXED RETURNS

Months Ending

Company/Index	Base Period 23 May 02	May 02	Jun. 02	Jul. 02	Aug. 02	Sep. 02	Oct. 02	Nov. 02	Dec. 02
ALTIRIS INC	100	80.20	51.92	61.50	99.40	99.50	129.30	129.90	159.20
NASDAQ U.S. INDEX	100	95.08	86.47	78.58	77.74	69.38	78.85	87.64	79.14
S&P 500 SYSTEMS SOFTWARE	100	91.92	98.46	87.86	88.85	78.26	96.68	106.57	95.12

OTHER MATTERS

We are not aware of any other business to be presented at the 2003 Annual Meeting. As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any business at the 2003 Annual Meeting. Accordingly, the only business that our Board of Directors intends to present at the 2003 Annual Meeting is as set forth in this Proxy Statement.

If any other matter or matters are properly brought before the 2003 Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

Craig H. Christensen Vice President, General Counsel and Secretary

Lindon, Utah

April 2, 2003

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF ALTIRIS, INC.

(Adopted on February 22, 2002)

(Amended and restated on March 24, 2003)

PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Altiris, Inc. (the “Corporation”) shall be to:

1.    Oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation;

2.    Assist the Board in oversight and monitoring of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Corporation’s internal accounting and financial controls;

3.    Assist in the preparation of and approve the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Corporation’s annual proxy statement;

4.    Provide the Board with the results of its monitoring and recommendations derived therefrom; and

5.    Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

The primary responsibility of the Committee is to oversee the Corporation’s financial reporting process on behalf of the Board and report the results of the Corporation’s activities to the Board. Management is responsible for preparing the Corporation’s financial statements, and the Corporation’s independent auditors are responsible for auditing those financial statements. Nothing contained in this Charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law (“Delaware Law”). Further, nothing contained in this Charter is intended to alter or impair the right of the members of the Committee under Delaware Law to rely, in discharging their oversight role, on the records of the Corporation and on other information presented to the Committee, the Board or the Corporation by its officers or employees or by outside experts, such as the Corporation’s independent auditors.

The Committee has the authority to undertake the specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP

The Committee members will be appointed by, and will serve at the discretion of, the Board. The Committee will consist of at least three (3) members of the Board. Members of the Committee must meet the following criteria (as well as any additional criteria required by the SEC):

1.    Each member will be an independent director, as defined in (i) NASDAQ Rule 4200, and (ii) the rules of the SEC;

2.    Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

3.    At least one (1) member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

The responsibilities of the Committee shall include:

1.    Reviewing on a continuing basis the adequacy of the Corporation’s system of internal controls, including meeting periodically with the Corporation’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Corporation’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

2.    Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

3.    Pre-approving audit and non-audit services provided to the Corporation by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible);

4.    The sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

5.    Reviewing and providing guidance with respect to the external audit and the Corporation’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Corporation that may impact independence and presenting this statement to the Board, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Corporation’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

6.    Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

7.    Directing the Corporation’s independent auditors to review before filing with the SEC the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

8.    Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

9.    Reviewing before release the unaudited quarterly operating results in the Corporation’s quarterly earnings release;

10.    Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

11.    Reviewing, approving and monitoring the Corporation’s code of ethics for its senior financial officers;

12.    Reviewing management’s monitoring of compliance with the Corporation’s standards of business conduct and with the Foreign Corrupt Practices Act;

13.    Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Corporation’s financial statements;

14.    Providing oversight and review at least annually of the Corporation’s risk management policies, including its investment policies;

15.    Reviewing the Corporation’s compliance with employee benefit plans;

16.    Overseeing and reviewing the Corporation’s policies regarding information technology and management information systems;

17.    If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Corporation;

18.    As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

19.    Reviewing and approving in advance any proposed related party transactions;

20.    Reviewing its own charter, structure, processes and membership requirements;

21.    Providing a report in the Corporation’s proxy statement in accordance with the rules and regulations of the SEC; and

22.    Establishing procedures for receiving, retaining and treating complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS

The Committee will meet at least once each fiscal quarter. The Committee may establish its own schedule, which it will provide to the Board in advance.

The Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Corporation at such times as are appropriate to review the financial affairs of the Corporation. The Committee will meet separately with the independent auditors of the Corporation, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Committee under this Charter.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

In addition to preparing the report in the Corporation’s proxy statement in accordance with the rules and regulations of the SEC, the Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with this Charter.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Committee may not receive any compensation from the Corporation except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY

The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

APPENDIX B

CHARTER FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

OF ALTIRIS, INC.

PURPOSE:

The purpose of the Compensation Committee established pursuant to this charter is to review and make recommendations to the Board of Directors regarding compensation to be provided to the Company’s directors, officers and employees and to make grants under and otherwise administer the 1998 Stock Option Plan, 2002 Stock Plan and 2002 Employee Stock Purchase Plan and any other equity compensation plans adopted by the Board (the “Plans”).

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.

STATEMENT OF PHILOSOPHY:

The philosophy of the Compensation Committee is to provide competitive compensation in order to attract and retain highly qualified directors, officers and employees.

MEMBERSHIP:

The Compensation Committee shall consist of a minimum of two (2) Non-employee Directors (as such term is defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended). In addition, the Compensation Committee members shall be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”).

The Compensation Committee members shall be appointed by and serve at the discretion of the Board of Directors.

RESPONSIBILITIES:

The responsibilities of the Compensation Committee include:

1.	Reviewing and making recommendations to the Board of Directors regarding the compensation policies for executive officers and directors of the Company, and such other officers of the Company as directed by the Board of Directors;

2.	Reviewing and making recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company;

3.	Reviewing and making recommendations to the Board of Directors regarding general compensation goals and guidelines for the Company’s employees and the criteria by which bonuses and stock compensation awards to the Company’s employees are determined;

4.	Acting as Administrator of the Plans within the authority delegated by the Board of Directors. In its administration of the Plans, the Compensation Committee may, (i) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, in compliance with Rule 16b-3 thereunder), (ii) amend such stock options or stock purchase rights, and (iii) take all other actions permitted under the Plans;

B-1

5.	Reviewing and making recommendations to the Board of Directors with respect to amendments to the Plans and changes in the number of shares reserved for issuance thereunder;

6.	Reviewing and making recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company;

7.	Preparing a report to be included in the Company’s proxy statement that describes: (i) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based, (ii) the relationship of such compensation to the Company’s performance, (iii) the Compensation Committee’s executive compensation policies applicable to executive officers, and (iv) the Company’s policies with respect to the $1 million deduction limit for certain executive compensation imposed by Section 162(m) of the IRC; and

8.	Authorizing the repurchase of shares from terminated employees pursuant to applicable law.

In addition, at its discretion, the Compensation Committee shall have the authority to designate a Non-Officer Stock Option Committee with the authority to grant options or stock purchase rights to purchase up to 100,000 shares to each new non-officer employee of the Company. Such committee shall consist of a minimum of one (1) member of the Company’s Board of Directors. If designated, the Non-Officer Stock Option Committee will establish its own schedule and maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

MEETINGS:

It is anticipated that the Compensation Committee will meet at least twice each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance. At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

MINUTES:

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for action, and copies of the written minutes of its meetings.

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DETACH HERE

PROXY

ALTIRIS, INC.

588 West 400 South

Lindon, Utah 84042

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen C. Erickson and Craig H. Christensen, and each of them, as proxyholders and attorneys-in-fact of the undersigned with full power of substitution to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Altiris, Inc., to be held at 588 West 400 South, Lindon, Utah 84042, on Tuesday, May 6, 2003 at 2:00 p.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 1, 2003, and a copy of Altiris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Altiris, gives notice of such revocation.

This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED “FOR” EACH NOMINEE SET FORTH BELOW AND “FOR” THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

ALTIRIS, INC. C/O EQUISERVE TRUST COMPANY, N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:

1.	Election of two Class I directors to serve for a three-year term that expires at the 2006 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Nominees:

(01) Gregory S. Butterfield (02) Gary B. Filler

FOR ☐ ☐ WITHHELD ALL FROM ALL NOMINEES NOMINEES

☐	_________________________________ FOR all nominees except those written on the line above

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2003.	☐	☐	☐

3.	With discretionary authority, upon such other matters as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature: _________________________________	Date: ____________________	Signature: _________________________________	Date: __________________